Exhibit 10.90

ASSIGNMENT AND ASSUMPTION OF INDEMNITY AGREEMENT

This Assignment and Assumption Agreement (“Assignment”), dated July 2, 2007, among Bruce G. Bernstein, (“Indemnitee”), InterDigital Communications Corporation (“ICC”), a Pennsylvania corporation, and InterDigital, Inc., a Pennsylvania corporation, provides for (i) the assignment by ICC and assumption by InterDigital, Inc. of that certain Indemnity Agreement dated June 21, 2005 between ICC and Indemnitee (“Original Agreement”) of all of ICC’s rights and obligations under the Original Agreement as amended hereby and (ii) the consent of Indemnitee to such assignment.

Witnesseth:

WHEREAS, ICC intends to effect a corporate structure reorganization (“Restructuring”) in accordance with applicable sections of the Pennsylvania Business Corporation Law and the Delaware General Corporation Law, whereby following the effective date of the Restructuring (“Effective Date”), among other things, ICC will be converted to a Pennsylvania Limited Liability Company and become a wholly owned subsidiary of InterDigital, Inc. which, on the Effective Date, will become the successor issuer of all the issued and outstanding shares of common stock of ICC in accordance with the provisions of Rule 414 under the Securities Act of 1933, as amended, and Rule 12g-3 of the Securities Exchange Act of 1934, as amended; and

WHEREAS, Indemnitee serves as an officer, director or other agent of the Company and commencing on the Effective Date will serve in such capacity as an officer, director or agent of InterDigital, Inc. and/or its subsidiaries; and

WHEREAS, to afford Indemnitee continuity of protection under the Original Agreement before and after the Restructuring it is necessary and desirable for ICC to assign the Original Agreement to InterDigital, Inc. and for Indemnitee to consent thereto.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1.

This Assignment shall be effective on and as of the Effective Date and upon such effectiveness (a) all references contained in the Original Agreement to the Agreement are deemed to be references to the Original Agreement as assigned pursuant to this Assignment, and (b) all references to the Company contained in the Original Agreement are deemed to be references to InterDigital, Inc., and (c) all past, present and future obligations owing by ICC to Indemnitee under the Original Agreement and under the Original Agreement as assigned pursuant to this Assignment, including any and all obligations owed since the date of the Original Agreement, are assigned by ICC to InterDigital, Inc. and assumed in their entirety by InterDigital, Inc., and (d) all past, present, or future rights inuring to the benefit of ICC under the Original Agreement and under the Original

Agreement as assigned by this Assignment are transferred and assigned to InterDigital, Inc. and inure to the benefit of InterDigital, Inc., and (e) all past, present, and future obligations owing by Indemnitee to ICC under the Original Agreement and under the Original Agreement as assigned by this Assignment, including any and all obligations owed since the date of the Original Agreement, are owed fully to InterDigital, Inc., and Indemnitee expressly acknowledges and agrees that all such obligations are owed to InterDigital, Inc., and further hereby consents to all such assignments and assumptions as aforesaid.

2.	This Assignment together with the Original Agreement as assigned hereby contains the entire agreement and understanding of the parties hereto with respect to the subject matter hereof, and merges and supersedes all prior and contemporaneous discussions, agreements and understandings of every nature between the parties hereto relating to this Assignment and Assumption of Indemnity Agreement.

3.	The Original Agreement as assigned by this Assignment shall be construed and enforced in accordance with the laws of the Commonwealth of Pennsylvania without giving effect to choice of law provisions thereunder.

IN WITNESS WHEREOF, the parties hereto have hereunto subscribed as of the date first above written.

ATTEST:		INTERDIGITAL COMMUNICATIONS CORPORATION

By:	/s/ Rebecca B. Opher	By:	/s/ Lawrence F. Shay
	Rebecca B. Opher		Lawrence F. Shay
	Assistant General Counsel		Chief Legal Officer & Government Affairs

ATTEST:		INTERDIGITAL, INC.

By:	/s/ Rebecca B. Opher	By:	/s/ Lawrence F. Shay
	Rebecca B. Opher		Lawrence F. Shay
	Assistant General Counsel		Chief Legal Officer & Government Affairs

/s/ Bruce G. Bernstein
Bruce G. Bernstein
Chief Intellectual Property and Licensing Officer

2